Exhibit 10.10

Resource America, Inc.

One Crescent Drive, Suite 203

Navy Yard Corporate Center

Philadelphia, Pennsylvania 19112

December             , 2007

To the Individual set forth on Exhibit A

c/o Resource America, Inc.

One Crescent Drive, Suite 203

Navy Yard Corporate Center

Philadelphia, Pennsylvania 19112

Re:	Shares Issued in Connection with the Formation of RAI Acquisition Corp.

Ladies and Gentlemen:

In connection with the formation of RAI Acquisition Corp. (the “Company”), Resource America, Inc., the sponsor of the Company (“Resource America”) is permitting you to acquire that number of shares of the common stock of the Company from the Company as are set forth on Exhibit A hereto (the “Founders Shares”) at the purchase price set forth on such exhibit.

In connection with your purchase of Founders Shares, you hereby agree as follows:

1. You acknowledge and agree that the agreement to permit you to acquire the Founders Shares is based upon your being an employee of Resource America, which will be providing services to the Company.

2. You acknowledge and agree that if, prior to the consummation of the Company’s initial business combination, your employment with Resource America terminates for any reason, including resignation, or if written notice of termination is given by Resource America to you or if you give written notice of resignation to Resource America, Resource America shall have the right, for a period of 60 days following such termination, resignation or, if earlier, notice of either thereof, to purchase your Founders Shares at the original price set forth on Exhibit A. Resource America shall be deemed to have exercised its purchase right hereunder if it shall send notice to you of its exercise to your address as it appears on the books and records of Resource America, or if it shall personally deliver such notice to you, within such 60-day period. You hereby agree that if Resource America notifies you that it will exercise its right to purchase your Founders Shares in connection with your termination, you must promptly (and, in any event, within five business days of the date upon which such notice was sent or delivered to you), tender your Founders Shares to Resource America for purchase by it.

3. You acknowledge and agree that any persons who are permitted transferees of Founders Shares pursuant to the Stock Purchase Agreement by and among the Company, Resource America and you of even date herewith (the “Stock Purchase Agreement”), must enter into a written agreement agreeing to be bound by the provisions set forth in the Stock Purchase Agreement and this letter agreement before any Founders Shares may be transferred to them.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this letter as of the date first written above.

RESOURCE AMERICA, INC.

By:
Title:

Acknowledged and Agreed:

Signature Page to Letter Agreement

regarding shares issued in connection with RAI Acquisition Corp. formation

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